Mail to: Secretary of State   |    For office use only
                         Corporations Section       |        [stamp
                       1560 Broadway, Suite 200     |    FILED - CUSTOMER COPY
                           Denver, CO 80202         |      DONETTA DAVIDSON
                            (303) 894-2251          |COLORADO SECRETARY OF STATE
MUST BE TYPED            Fax (303) 894-2242         |20011015207 1C
FILING FEE: $50.00                                  |$  10.00
MUST SUBMIT TWO COPIES                              |SECRETARY OF STATE
                                                    |02-22-2001   15:05:12]
                                                    ----------------------------


Please include a typed
self-addressed envelope



                                 CERTIFICATE OF
                              ASSUMED OR TRADE NAME

                 Pacific InterMedia, Inc.                       , a corporation,
----------------------------------------------------------------

limited partnership or limited liability company under the laws of   Colorado  ,
                                                                  -------------

being  desirous of  transacting  a portion of its  business  under an assumed or
trade  name  as  permitted  by  7-71-101,   Colorado  Revised  Statutes,  hereby
certifies:


1. The location of its principal office is: 5655 S. Yosemite St. Suite 109
                                            Greenwood village, Co 80111
                                           -------------------------------------
                                                (Include city, state, zip)

2. The name, other than its own, under which the business is carried on is:
                                                                           -----
                           DTC Financial Publishing
--------------------------------------------------------------------------------

3. A brief description of the kind of business transacted under such assumed or trade name is:
                                   Financial Publishing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Limited Partnership or Limited Liability  | Corporations complete this section
     Companies complete this section.      |
-------------------------------------------|------------------------------------
                                           |     Pacific InterMedia, Inc.
-------------------------------------------|------------------------------------
          Name of Entity                   |       Name of Corporation
                                           |
                                           |
by                                         | by /s/ Mark A. Bogani
  ---------------------------------        |   ---------------------------------
          Signature                        |              Signature
                                           |
                                           |
  ---------------------------------        | Its________Director________________
  Title, General Partner, or Manager       |             Title
--------------------------------------------------------------------------------





                                                                    Revised 7/95